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EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation of our report dated February 12, 2002 included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 333-06275, 333-66831, 333-79047 and 333-58264).

/s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts
March 22, 2002

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS